Exhibit 99.1

Azure Midstream Partners, LP Prices

Public Offering of 3,500,000 Common Units

Dallas, TX — June 17, 2015 — Azure Midstream Partners, LP (NYSE: AZUR) (the “Partnership”) today announced that it has priced its public offering of 3,500,000 common units representing limited partner interests (the “Common Units”) at a price to the public of $14.17 per Common Unit. The Partnership has granted the underwriters a 30-day option to purchase up to 525,000 additional Common Units. The offering is expected to settle and close on June 22, 2015, subject to customary closing conditions. The Partnership intends to use the net proceeds from this offering, including any net proceeds from the underwriters’ exercise of their option to purchase additional common units, to repay a portion of the outstanding borrowings under its revolving credit facility. Amounts repaid under our revolving credit facility may be reborrowed to fund our ongoing capital program, potential future acquisitions or for general partnership purposes.

BofA Merrill Lynch, J.P. Morgan, RBC Capital Markets and Wells Fargo Securities are acting as joint book-running managers for the offering. Baird, Stifel, Janney Montgomery Scott and Oppenheimer & Co. are acting as co-managers for the offering. The offering will be made only by means of a prospectus and related prospectus supplement, copies of which may be obtained from:

BofA Merrill Lynch 222 Broadway, New York, NY 10038 Attn: Prospectus Department e-mail: dg.prospectus_requests@baml.com	J.P. Morgan c/o Broadridge Financial Solutions 1155 Long Island Avenue Edgewood, NY 11717 Telephone: (866) 803-9204

RBC Capital Markets Attn: Equity Syndicate 200 Vesey Street, 8th Floor New York, NY 10281-8098 Phone: 877-822-4089 Email: equityprospectus@rbccm.com	Wells Fargo Securities Attn: Equity Syndicate Dept. 375 Park Avenue New York, NY 10152 Email: cmclientsupport@wellsfargo.com Telephone: 800-326-5897

An electronic copy of the prospectus and prospectus supplement is available from the Securities and Exchange Commission’s website at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The offer is being made only through the prospectus as supplemented, which is part of a shelf registration statement that became effective on April 28, 2015.

Forward Looking Statements

This press release contains forward-looking statements. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. In particular, statements, express or implied, concerning future actions, conditions or events, future operating results or the ability to generate revenues, income or cash flow or to make distributions are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations of the Partnership may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results are beyond the Partnership’s ability to control or predict. These statements are necessarily based upon various assumptions involving judgments with respect to the future, including, among others, conditions in the capital and credit markets; the ability to achieve synergies and revenue growth; national, international, regional and local economic, competitive and regulatory conditions and developments; technological developments; inflation rates; interest rates; the political and economic stability of oil producing nations; energy markets; commodity prices; weather conditions; environmental conditions; business and regulatory or legal decisions; the timing and success of business development efforts; terrorism; and other uncertainties. In addition, an extensive list of specific material risks and uncertainties affecting the Partnership is contained in its 2014 Annual Report on Form 10-K and in our other public filings and press releases. There is no assurance that any of the actions, events or results of the forward-looking statements will occur, or if any of them do, what impact they will have on the Partnership’s results of operations or financial condition. Because of these uncertainties, you are cautioned not to put undue reliance on any forward-looking statement.

About Azure Midstream Partners, LP

Azure Midstream Partners, LP, headquartered in Dallas, Texas, is a fee-based, growth oriented limited partnership formed to develop, operate, and acquire midstream energy assets. The Partnership provides natural gas gathering, transportation, and processing services; as well as NGL transportation and crude oil logistics services. The Partnership’s assets include 723 miles of gathering lines in the horizontal Cotton Valley plays located in east Texas and north Louisiana and are capable of gathering 700 MMcf/d. The Partnership also has two natural gas processing facilities located in Panola County, Texas, and a natural gas processing facility located in Tyler County, Texas with 300 MMcf/d of cumulative processing capacity, two NGL transportation pipelines that connect its Panola County and Tyler County processing facilities to third party NGL pipelines capable of transporting 21,000 barrels per day, and three crude oil transloading facilities containing six crude oil transloaders with capacity to load 22,528 barrels per day.

Institutional Investor Contact:

Azure Midstream Partners, LP

Eric T. Kalamaras - Chief Financial Officer

(214) 206-9499

Retail Investor Contact:

Azure Midstream Partners, LP

Stephen Ciupak - Director of Financial Strategy

(214) 646-1583

Media Relations Contact:

Steven C. Sullivan

(518) 587-5995

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